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                                                                    EXHIBIT 23.3
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and the related Proxy Statement/Prospectus therein of our report, dated January 18, 1997, except for Note 13 as to which the date is February 13, 1997, with respect to the consolidated financial statements of Conestoga Enterprises, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1996.



                                              Beard and Company, Inc.


Reading, Pennsylvania
March  , 1997